Exhibit 5.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 19, 2024 relating to the financial statements of Brookfield Asset Management ULC appearing in the Annual Report on Form 40-F of Brookfield Asset Management Ltd. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

May 21, 2024